UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PRELIMINARY PROXY - SUBJECT TO COMPLETION

CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

July [ ], 2022

Dear Fellow Stockholder:

You are cordially invited to virtually attend a special meeting of stockholders of CytoDyn Inc. (the “Company”) to be held solely online via a live webcast at 9:30 a.m., Pacific Time, on Wednesday, August 31, 2022 at [ ]. To participate in the special meeting, you must be a stockholder of record as of the close of business on July 12, 2022.

The matters to be presented for action at the special meeting are a proposal to increase the total number of authorized shares of common stock from 1,000,000,000 to 1,350,000,000 shares, as further described in the enclosed proxy statement, and a proposal to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at this special meeting to approve the foregoing proposal.

We are excited about the future of our company. It is vitally important that your shares are represented and voted, whether or not you are able to attend the virtual meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

Sincerely,

Antonio Migliarese

Chief Financial Officer and Interim President

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

PRELIMINARY PROXY - SUBJECT TO COMPLETION

CYTODYN INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AUGUST 31, 2022

You are invited to virtually attend a special meeting of stockholders (the “Special Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held at 9:30 a.m., Pacific Time, on Wednesday, August 31, 2022, via a live webcast at [ ].

The Board of Directors has fixed July 12, 2022 as the record date for the meeting. Only stockholders of record at the close of business on July 12, 2022, will be entitled to notice of, to vote at, and to virtually attend the Special Meeting or any postponements or adjournments thereof.

The Special Meeting is being held to consider and vote on the following matters:

1.Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 1,000,000,000 shares to 1,350,000,000 shares; and

2.Approval of a proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient votes at the Special Meeting to approve the foregoing proposal.

Whether or not you are able to virtually attend the meeting, please promptly vote and submit your proxy (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. If you are a stockholder of record at the close of business on July 12, 2022, and virtually attend the Special Meeting, you may revoke your proxy and vote your shares at the meeting.

The Board of Directors of the Company recommends that you vote “FOR” each of the proposals set forth above.

We urge you to read this proxy statement carefully and to vote promptly through the internet, by telephone, or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail as well. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form, will save us the expense and extra work of additional solicitation.

By Order of the Board of Directors

Antonio Migliarese

Corporate Secretary

Vancouver, Washington

July [ ], 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON AUGUST 31, 2022:

The proxy statement for the Special Meeting is available at [ ].

PRELIMINARY PROXY - SUBJECT TO COMPLETION

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at a special meeting of stockholders to be held on August 31, 2022 at 9:30 a.m., Pacific Time, in a solely virtual format (the “Special Meeting”), and any postponements or adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available at [ ]. The following materials are available for review:

•	Proxy Statement;
•	Notice of Internet Availability of Proxy Materials; and
•	Proxy Card.

We provided electronic access to our proxy materials beginning on or about July [ ], 2022. On or about July [ ], 2022, we mailed to our stockholders the Notice of Availability of Proxy Materials, which contains instructions on how to access the proxy statement via the internet and how to vote online. The Securities and Exchange Commission (the “SEC”) allows the delivery of proxy materials to stockholders over the internet. We believe that this offers a convenient way for stockholders to review the proxy materials, while also reducing printing and mailing expenses and lessening the environmental impact of paper copies.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. Proxies to vote at the Special Meeting are being solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors, officers and employees of the Company in person, by telephone or otherwise without additional compensation for such services.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner as described above. Alliance Advisors LLC will receive a base fee of $7,500, plus approved and reasonable out-of-pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

Voting. You may submit a proxy to have your shares of common stock voted at the Special Meeting in one of three ways: (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. When a proxy is properly returned, the shares represented by the proxy will be voted at the Special Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present, and will be voted FOR Proposals 1 and 2. If a stockholder of record as of the close of business on July 12, 2022, virtually attends the Special Meeting, he or she may vote at the Special Meeting. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to direct the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, will have the same effect as a vote against Proposal 1, but will have no effect with respect to Proposal 2.

If you have additional questions, need assistance in submitting your proxy or voting your shares of common stock, or wish to request paper copies of the proxy statement and proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted voting instructions relating to your shares.

OUTSTANDING VOTING SECURITIES AND QUORUM

Stockholders of record as of the close of business on July 12, 2022, are entitled to one vote at the Special Meeting for each share of common stock, par value $0.001 per share, of the Company then held by each stockholder. As of that date, the Company had [ ] shares of common stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote constitutes a quorum at the Special Meeting. Abstentions will be considered present for purposes of determining the presence of a quorum at the Special Meeting.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. Broker non-votes, if any, will not be considered present for purposes of determining the presence of a quorum at the Special Meeting if the New York Stock Exchange determines that both of the proposals are “non-routine,” but will be considered present for purposes of determining the presence of a quorum at the Special Meeting if the New York Stock Exchange determines that either of the proposals is “routine.”

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware, Proposal 1 must be approved by a majority of the outstanding shares of stock of the Company entitled to vote on the proposal. Proposal 2 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document, along with Exhibit A attached hereto, to understand the proposals fully.

•

Time and Place of Special Meeting (see Notice of Special Meeting of Stockholders): 9:30 a.m., Pacific Time, on Wednesday, August 31, 2022, solely in virtual format. Stockholders of record as of the close of business on July 12, 2022 may access the Special Meeting virtually.

•	Record Date (see page 2): You are entitled to vote at the Special Meeting if you owned common stock of the Company as of the close of business on July 12, 2022, either of record or in street name.
•

Proposals to be Voted on (see Notice of Special Meeting of Stockholders): Matters to be presented for action at the meeting include (i) a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 1,000,000,000 shares to 1,350,000,000 shares and (ii) a proposal to approve the adjournment of the Special Meeting to solicit additional proxies if insufficient votes and proxies have been submitted for voting at the Special Meeting to approve Proposal 1.

•

Reasons for the Increase in Authorized Shares (see pages 5-6): The primary reasons for the increase in authorized shares of common stock are to have sufficient shares available: (i) to satisfy the Company’s existing obligations to issue shares of common stock upon the conversion of outstanding convertible notes and the exercise of certain outstanding warrants; (ii) for future financings to provide needed capital to fund the Company’s operations, including potential negotiations with third parties to satisfy the Company’s existing payment obligations in shares of common stock rather than cash; (iii) for possible acquisition or other strategic transactions or partnerships; (iv) for future equity awards as compensation to employees, officers, directors, consultants, and other advisors, including equity incentives for performance; and (v) for other general corporate purposes, as further described in this proxy statement under Proposal 1.

•

Effect of Approving the Increase in Authorized Shares (see pages 5-6): If the increase in authorized shares of common stock is approved, the authorized shares of the Company will be increased from 1,000,000,000 shares to 1,350,000,000 shares; the Board then will be able to approve the issuance of such additional shares for the purposes described above without further action by the stockholders.

•

Effect of Not Approving the Increase in Authorized Shares (see pages 5-6): If the proposal to increase the authorized shares fails to receive the votes required for approval, the number of shares authorized for issuance by the Company will remain at 1,000,000,000 shares of common stock. If this occurs, the Company will be unable to satisfy certain of its existing obligations under outstanding agreements, warrants and stock options, and will not have any shares of common stock available for issuance in connection with future financing or other transactions, future awards of equity compensation to employees, officers, directors, consultants and other advisors, and other general corporate purposes, as described in more detail under Proposal 1.

•	Recommendation of the Board (see page 6): The Board recommends that you vote “FOR” Proposals 1 and 2.
•

Vote Required (see pages 6-7): Pursuant to the General Corporation Law of the State of Delaware, Proposal 1 must receive the affirmative vote of a majority of the outstanding shares of stock of the Company entitled to vote on the proposal, and Proposal 2 will be approved if a quorum exists and the votes cast favoring the proposal exceed the votes cast opposing the proposal.

•

How to Vote Your Shares (see page 1): You may submit a proxy to have your shares of common stock voted at the Special Meeting in one of three ways: (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. In order to assure that your vote is recorded, please submit your proxy even if you are a stockholder of record as of the close of business on July 12, 2022, and currently plan to virtually attend the Special Meeting.

•

How to Revoke Your Proxy (see page 2): Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

•

Voting of Shares Held in “Street Name” (see pages 1-2): Your broker is permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but is not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to direct the voting of your shares. If the New York Stock Exchange determines such proposals to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s name, will have the same effect as a vote against Proposal 1, but will have no effect with respect to Proposal 2.

•	Whom You Should Call with Questions: If you have further questions, you may contact the Company’s proxy solicitor, Alliance Advisors LLC, at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

PROPOSAL 1

APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 1,350,000,000 SHARES

Background

The Board believes it is in the best interests of the Company to increase the number of shares of common stock authorized for issuance by 350,000,000 shares of common stock, bringing the total number of shares of common stock authorized from 1,000,000,000 shares to 1,350,000,000 shares. These shares do not offer any preemptive rights. The text of the proposed certificate of amendment to the Company’s Certificate of Incorporation is attached hereto as Exhibit A. This proposal to increase the number of shares of common stock authorized for issuance, if approved at the Special Meeting, will become effective, and the Company’s number of authorized shares of common stock will be increased to 1,350,000,000 shares, upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware. The following discussion is qualified in its entirety by the full text of the certificate of amendment, which is attached to this proxy statement as Exhibit A and is incorporated herein by reference.

Reasons for the Increase

The Board believes that it is essential to the Company’s continued operations to have additional authorized shares of common stock available for future issuance, as discussed in more detail below. The authorization of a pool of additional shares of common stock at the Special Meeting will provide the Company with the ability to use these shares to meet the Company’s business and financial needs without the expense and delay of another special stockholders’ meeting. These needs include: (i) satisfaction of the Corporation’s existing obligations to issue shares of Common Stock for which authorized shares are not currently available, as discussed in more detail below, (ii) future financings to raise the capital needed to operate the Company’s business, including potential negotiations with third parties to satisfy the Company’s existing payment obligations in shares of common stock rather than cash; (iii) possible acquisition or other strategic transactions or partnerships; (iv) future equity awards as compensation for employees, officers, directors, consultants and advisors, including equity incentives for performance; and (v) other general corporate purposes. Although such issuances of additional shares would dilute existing stockholders, management believes that such transactions would increase the overall value of the Company to its stockholders. In addition, the Board believes the Company’s success depends in part on its continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel and advisors, as well as independent directors with requisite skills and experience.

As of the date of this proxy statement, the Company has approximately [ ] shares of common stock reserved for issuance upon the exercise of outstanding warrants and stock options. The Company also has existing obligations to issue a total of [ ] additional shares of common stock upon the conversion of outstanding convertible notes and the exercise of outstanding warrants to purchase common stock that are not reserved for issuance as of the date of this proxy statement. All of the shares underlying outstanding warrants and stock options held by the Company’s directors, executive officers, employees and scientific advisory board members are reserved for issuance as of the date of this proxy statement.

In addition, the Board has directed that a total of 22 million shares of common stock, previously reserved for issuance under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), be made available temporarily for use in equity financing transactions, with availability of such shares for equity awards under the 2012 Plan to be restored upon approval of Proposal 1. The Board has approved the future grant of an equity award to each nonemployee director of the Company with a grant date fair value of $100,000, as compensation for services during the fiscal year ending May 31, 2023, subject to approval of Proposal 1 by the stockholders at the Special Meeting and restoration of the reservation of 22 million shares of common stock under the 2012 Plan. Similarly, the Board has approved equity awards under the 2012 Plan to the Company’s recently hired President with a total grant date fair value of $1,500,000 contingent on the approval of Proposal 1. As of the date of this proxy statement, only a negligible number of shares of common stock remain available for future grants of equity awards under the 2012 Plan.

Also, less than one-tenth of one percent of the 1,000,000,000 shares of common stock authorized for issuance under our Certificate of Incorporation remain available and unreserved for issuance as of the date of this proxy statement. Thus, without an increase in authorized shares of common stock, the Company will not be able to issue additional shares for any of the purposes described above.

There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include having shares of common stock available:

•	To satisfy our existing obligations to issue a total of [ ] shares upon the conversion of outstanding convertible notes and the exercise of certain warrants to purchase common stock that are outstanding or that the Company has agreed to issue, contingent on the approval of Proposal 1, as to which shares are not currently reserved for issuance.

•	To raise additional capital by issuing capital stock in various types of financing transactions, including public offerings or private placements of common stock, preferred stock convertible into common stock, or convertible notes, to finance the Company’s ongoing working capital requirements to advance the Company’s lead product candidate, leronlimab, towards regulatory approval, and to pursue other potential business expansion opportunities, if any.
•	To satisfy the Company’s current payment obligations to third parties in shares rather than cash if the Company is able to negotiate acceptable terms.
•	To attract, retain and motivate highly qualified management and clinical and scientific personnel.

The disadvantages include:

•	Stockholders will experience dilution of their ownership.
•	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the voting power, share value and other interests of existing stockholders of the Company.
•	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. The Company intends to use the proceeds from any future capital raises for the purposes described above. The Board does not intend to issue any common stock or securities convertible into common stock in the future other than on terms that the Board deems to be in the best interests of the Company and its stockholders under the circumstances facing the Company at the time of issuance.
•	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other factors, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt additional provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. It also is not part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Company has no arrangements, agreements, or understandings in place at the present time to enter into any merger, consolidation, acquisition or similar business transaction.

Approval Required

Pursuant to the General Corporation Law of the State of Delaware, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company entitled to vote on the proposal. Shares that are not represented at the Special Meeting, abstentions and, if this proposal is deemed to be “non-routine” as described above under “Voting, Revocation and Solicitation of Proxies,” broker non-votes with respect to this proposal, will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to increase the Company’s authorized capital to 1,350,000,000 shares of common stock.

PROPOSAL 2

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

Adjournment of the Special Meeting

In the event that the number of shares of common stock present in person or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 are insufficient to approve Proposal 1, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of Proposal 1. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement when the Special Meeting is initially convened. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

If a quorum is present, approval of the proposal to adjourn the Special Meeting to a later date requires that the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Assuming a quorum is present, abstentions and broker non-votes, if applicable, with respect to this proposal will not be counted for the purpose of determining the number of votes cast and therefore will not have any effect with respect to this adjournment proposal.

The Board recommends that stockholders vote “FOR” the proposal to adjourn the Special Meeting to solicit additional proxies, if there are insufficient votes at the Special Meeting to approve Proposal 1.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of common stock as of July [ ], 2022, by (i) each person or entity who is known by the Company to own beneficially more than 5 percent of the outstanding shares of common stock, (ii) each of our current executive officers and directors; and (iii) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Total (3)
Beneficial owners of more than 5 percent	--	--
Nader Z. Pourhassan, Ph.D. (4)	[ ]	[ ]%
Current Directors and Executive Officers:
Antonio Migliarese (5)	[ ]	*
Scott A. Kelly, M.D. (6)	[ ]	*
Nitya G. Ray, Ph.D. (7)	[ ]	*
Karen J. Brunke, Ph.D.	[ ]	--
Lishomwa C. Ndhlovu, M.D., Ph.D. (8)	[ ]	*
Tanya Durkee Urbach	[ ]	*
All current directors and executive officers as a group (6 persons)	[ ]	[ ]%

*Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the business address of each current director and executive officer is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.
(2)

Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to stock options and warrants that are exercisable currently or within 60 days of July 12, 2022, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or convertible securities, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Percentages are based on [ ] shares of common stock outstanding as of June [ ], 2022.
(4)	Dr. Pourhassan ceased to be an executive officer of the Company in January 2022. The number of shares shown is based on information provided by Dr. Pourhassan.
(5)	Includes: (i) [ ] shares of common stock held directly by Mr. Migliarese; and (ii) [ ] shares of common stock subject to options held directly by Mr. Migliarese.
(6)

Includes: (i) [ ] shares of common stock held directly by Dr. Kelly; (ii) a warrant covering [ ] shares of common stock held directly by Dr. Kelly; (iii) [ ] shares of common stock subject to options held directly by Dr. Kelly; (iv) [ ] shares of common stock held by Dr. Kelly’s spouse; and (v) [ ] shares of common stock held by Dr. Kelly as custodian for his children.

(7)	Dr. Ray’s holdings include: (i) [ ] shares of common stock held directly by Dr. Ray and (ii) [ ] shares of common stock subject to options held directly by Dr. Ray.
(8)	Represents options held directly by Dr. Ndhlovu.

MATTERS RELATING TO THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Warren Averett, LLC, was the Company’s independent registered public accounting firm with respect to its audited financial statements for the fiscal year ended May 31, 2021. Representatives of Warren Averett, LLC, are not expected to be present at the Special Meeting.

OTHER MATTERS

Management is not aware of any matters to be brought before the Special Meeting other than those discussed above.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board of Directors should be submitted in writing to Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, Attn.: Secretary, or by phone at (360) 980-8524. Any stockholder who wants to receive a separate copy of this proxy statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

STOCKHOLDER PROPOSALS FOR SPECIAL MEETING

For the Special Meeting, pursuant to the Company’s Bylaws, only those matters set forth in the notice of the Special Meeting may be considered or acted upon at the meeting.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

For the 2022 Annual Meeting of stockholders, pursuant to our By-Laws, a proposal to take action at the meeting may be made by any stockholder of record who is entitled to vote at the meeting and who delivers timely written notice. To be considered timely, the notice must be received between June 30, 2022 and July 30, 2022, inclusive; provided that, if the 2022 Annual Meeting is not first convened between September 28, 2022 and December 27, 2022, inclusive, then the notice must be delivered prior to the later of (x) the ninetieth day prior to the meeting date or (y) the tenth day following the first public announcement of the meeting date.

In order to be eligible for inclusion in our proxy materials for the 2022 Annual Meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal to take action at such meeting must have been received by June 16, 2022. Any such proposal is required to comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. If we receive notice of a stockholder proposal after June 16, 2022, the persons named as proxies in the annual meeting proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

Any proposals to take action at the 2022 Annual Meeting of stockholders should be addressed to: Corporate Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this proxy statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, internet and in person.

The expenses of preparing, printing and distributing this proxy statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by the Company.

Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of common stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

The Company has also retained Alliance Advisors LLC to assist it in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a base fee of $7,500, plus approved and reasonable out of pocket expenses, for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Alliance Advisors LLC against certain claims.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at http://www.cytodyn.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this proxy statement.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” documents it files with the SEC. This means that the Company is able to disclose important information to you by referring you to those documents. The Company has elected to incorporate by reference the documents listed below to assist stockholders in evaluating the matters to be acted on at the Special Meeting. Later information that the Company files with the SEC may update and supersede the information included in the documents listed below. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filings:

●	our Annual Report on Form 10-K for the fiscal year ended May 31, 2021 filed with the SEC on July 30, 2021, as amended by Amendment No. 1 filed on September 28, 2021;
●	our Quarterly Reports on Form 10-Q for the periods ended August 31, 2021, November 30, 2021, and February 28, 2022, filed with the SEC on October 12, 2021, January 10, 2022, and April 11, 2022, respectively;
●	our Proxy Statement on Schedule 14A filed with the SEC on October 14, 2021; and
●	our Current Reports on Form 8-K filed with the SEC on June 4, 2021, June 15, 2021, June 21, 2021, July 6, 2021, July 9, 2021, July 22, 2021, July 30, 2021, August 2, 2021, August 5, 2021, August 10, 2021, August 16, 2021, August 19, 2021, August 25, 2021, September 3, 2021, September 7, 2021, September 10, 2021, September 20, 2021, September 21, 2021, September 22, 2021, September 29, 2021, October 6, 2021, October 14, 2021, October 18, 2021, October 20, 2021, October 21, 2021, October 28, 2021, November 9, 2021, November 17, 2021, November 23, 2021, November 24, 2021, December 21, 2021, January 5, 2022, January 25, 2022, January 27, 2022, February 17, 2022, March 24, 2022, March 30, 2022, March 31, 2022, April 19, 2022, April 25, 2022, May 5, 2022, May 12, 2022, May 23, 2022, May 31, 2022, and June 30, 2022.

The Company undertakes to provide without charge to each person to whom access to this proxy statement has been provided or a copy of this proxy statement has been delivered, upon written or oral request, by first class mail or other equally prompt means and within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(833) 814-9456

July [ ], 2022 CYTODYN INC.

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is CytoDyn Inc. The Corporation was originally incorporated under the name Point NewCo Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 27, 2018 (as amended, the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph under Article IV and replacing such paragraph with the following paragraph:

“The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion Three Hundred Fifty Five Million (1,355,000,000), of which (i) One Billion Three Hundred Fifty Million (1,350,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.

The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.

This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on this [ ] day of [ ], 20[ ].

CYTODYN INC. By: Name:

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 12:00 a.m., Pacific Time, on July 22, 2020 Online Go to www.investorvote.com/CYDY or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CYDY Using a black ink p en, mark your votes with an X as shown in this examp le. Please do not write outside the designated areas. T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - A Proposals – The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2. For ☐ Against ☐ Abstain ☐ For Against Abstain ☐ 1. Approval of an increase in the total number of authorized shares of common stock to 800,000,000 shares. 2. Adjournment of the Sp ecial Meeting ☐ ☐ B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please p rint date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 031Q6D / /

CytoDyn

VOTE

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Your vote matters – here's how to vote!

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2022 Special Meeting of Stockholders Proxy Card

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	For	Against	Abstain
1. Approval of a proposal to amend the Company's Certificate of Incorporation to increase the total number of authorized shares of common stock from 1,000,000,000 to 1,350,000,000.	☐	☐	☐
2. Adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve Proposal 1.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

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